Exhibit 99.1 NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS SECOND QUARTER RESULTS

Newton, Kansas, Tuesday, October 15, 2024…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2025 fiscal year second quarter ended September 1, 2024. The Company will conduct a conference call to discuss its financial results and other matters at 5:00 p.m. EDT today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/yikc26i5 at 5:00 p.m. EDT today. The presentation materials will also be available at approximately 4:15 p.m. EDT today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $16,709,000 for the 2025 fiscal year second quarter ended September 1, 2024 compared to $12,481,000 for the 2024 fiscal year second quarter ended August 27, 2023 and $13,970,000 for the 2025 fiscal year first quarter ended June 2, 2024. Park’s net sales for the six months ended September 1, 2024 were $30,679,000 compared to $28,032,000 for the six months ended August 27, 2023. Net earnings for the 2025 fiscal year second quarter were $2,066,000 compared to $1,746,000 for the 2024 fiscal year second quarter and $993,000 for the 2025 fiscal year first quarter. Net earnings were $3,059,000 for the current year’s first six months compared to $3,600,000 for last year’s first six months.

Net earnings before special items for the 2025 fiscal year second quarter were $2,092,000 compared to $1,746,000 for the 2024 fiscal year second quarter and $1,781,000 for the 2025 fiscal year first quarter. Net earnings before special items for the six months ended September 1, 2024 were $3,873,000 compared to $4,153,000 for last fiscal year’s first six months.

Adjusted EBITDA for the 2025 fiscal year second quarter was $3,206,000 compared to $2,669,000 for the 2024 fiscal year second quarter and $2,610,000 for the 2025 fiscal year first quarter. Adjusted EBITDA for the current year’s first six months was $5,816,000 compared to $5,980,000 for last year’s first six months.

During the 2025 fiscal year second quarter and first six months, respectively, the Company recorded $46,000 and $1,098,000 of pre-tax charges related to storm damage to the Company’s facilities in Newton Kansas. During the 2024 fiscal year’s first six months, the Company recorded $570,000 of pre-tax activist shareholder defense costs, $65,000 of pre-tax losses on sales of investments to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023 and a $109,000 pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.10 for the 2025 fiscal year second quarter compared to $0.09 for the 2024 fiscal year second quarter and $0.05 for the 2025 fiscal year first quarter. Basic and diluted earnings per share before special items were $0.10 for the 2025 fiscal year second quarter compared to $0.09 for the 2024 fiscal year second quarter and $0.09 for the 2025 fiscal year first quarter.

Park reported basic and diluted earnings per share of $0.15 for the 2025 fiscal year’s first six months compared to $0.18 for the 2024 fiscal year’s first six months. Basic and diluted earnings per share before special items were $0.19 for the 2025 fiscal year’s first six months compared to $0.20 for the 2024 fiscal year’s first six months.

The Company will conduct a conference call to discuss its financial results at 5:00 p.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13749480.

For those unable to listen to the call live, a conference call replay will be available from approximately 8:00 p.m. EDT today through 11:59 p.m. EDT on Tuesday, October 22, 2024. The conference call replay will be available at https://edge.media-server.com/mmc/p/yikc26i5 and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13749480.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's website at

https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as a charge related to storm damage, activist shareholder defense costs, losses on sales of investments and charges for modification of previously granted stock options. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (Aeroadhere®) and lightning strike protection materials (Electroglide®). Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s website at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	September 1, 2024	August 27, 2023	June 2, 2024	September 1, 2024	August 27, 2023
Sales	$16,709	$12,481	$13,970	$30,679	$28,032

Net Earnings before Special Items[1]	$2,092	$1,746	$1,781	$3,873	$4,153
Special Items, Net of Tax:
Activist Shareholder Defense Costs	-	-	-	-	(570)
Stock Option Modification	-	-	-	-	(109)
Loss on Sale of Marketable Securities	-	-	-	-	(65)
Storm Damage Charge	(46)	-	(1,052)	(1,098)	-
Income Tax Effect on Pretax Special Items	20	-	264	284	191
Net Earnings	$2,066	$1,746	$993	$3,059	$3,600

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.10	$0.09	$0.09	$0.19	$0.20
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Storm Damage Charge	-	-	(0.05)	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	0.01	0.01	0.01
Basic Earnings per Share	$0.10	$0.09	$0.05	$0.15	$0.18

Diluted Earnings before Special Items[1]	$0.10	$0.09	$0.09	$0.19	$0.20
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	(0.03)
Stock Option Modification	-	-	-	-	-
Loss on Sale of Marketable Securities	-	-	-	-	-
Storm Damage Charge	-	-	(0.05)	(0.05)	-
Income Tax Effect on Pretax Special Items	-	-	0.01	0.01	0.01
Diluted Earnings per Share	$0.10	$0.09	$0.05	$0.15	$0.18

Weighted Average Shares Outstanding:
Basic	20,216	20,256	20,253	20,234	20,359
Diluted	20,291	20,338	20,371	20,331	20,432

1 Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	September 1, 2024	March 3, 2024
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$71,984	$77,211
Accounts Receivable, Net	10,914	12,381
Inventories	7,630	6,404
Prepaid Expenses and Other Current Assets	2,499	2,849
Total Current Assets	93,027	98,845

Fixed Assets, Net	21,891	23,499
Operating Right-of-use Assets	334	95
Other Assets	9,863	9,870
Total Assets	$125,115	$132,309

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$3,700	$3,514
Accrued Liabilities	1,348	1,986
Operating Lease Liability	40	53
Income Taxes Payable	5,121	4,105
Total Current Liabilities	10,209	9,658

Long-term Operating Lease Liability	339	82
Non-current Income Taxes Payable	-	5,259
Deferred Income Taxes	3,087	3,222
Other Liabilities	1,222	1,174
Total Liabilities	14,857	19,395

Shareholders’ Equity	110,258	112,914
Total Liabilities and Shareholders' Equity	$125,115	$132,309

Additional information
Equity per Share	$5.48	$5.58

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended

	September 1, 2024	August 27, 2023	June 2, 2024	September 1, 2024	August 27, 2023

Net Sales	$16,709	$12,481	$13,970	$30,679	$28,032

Cost of Sales	11,952	8,402	9,871	21,823	19,120

Gross Profit	4,757	4,079	4,099	8,856	8,912
% of net sales	28.5%	32.7%	29.3%	28.9%	31.8%

Selling, General & Administrative Expenses	2,140	1,853	2,017	4,157	4,468
% of net sales	12.8%	14.8%	14.4%	13.5%	15.9%

Earnings from Operations	2,617	2,226	2,082	4,699	4,444

Storm Damage Charge	(46)	-	(1,052)	(1,098)	-
Interest and Other Income:
Interest Income	245	139	339	584	463

Earnings from Operations before Income Taxes	2,816	2,365	1,369	4,185	4,907

Income Tax Provision	750	619	376	1,126	1,307
Net Earnings	$2,066	$1,746	$993	$3,059	$3,600
% of net sales	12.4%	14.0%	7.1%	10.0%	12.8%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

	13 Weeks Ended	13 Weeks Ended	13 Weeks Ended	26 Weeks Ended	26 Weeks Ended

	September 1, 2024	August 27, 2023	June 2, 2024	September 1, 2024	August 27, 2023
GAAP Net Earnings	$2,066	$1,746	$993	$3,059	$3,600
Adjustments:
Income Tax Provision	750	619	376	1,126	1,307
Interest Income	(245)	(139)	(339)	(584)	(528)
Depreciation	488	339	439	927	644
Stock Option Expense	101	104	89	190	213
Special Items:
Activist Shareholder Defense Costs	-	-	-	-	570
Stock Option Modification Charge (a)	-	-	-	-	109
Pre-tax Losses on Sales of Investments (b)	-	-	-	-	65
Storm Damage Charge	46	-	1,052	1,098	-
Adjusted EBITDA	$3,206	$2,669	$2,610	$5,816	$5,980

(a)	pre-tax charge for the modification of previously granted stock options in connection with the special dividend in the 2024 fiscal year first quarter
(b)	to fund the $1.00 per share special dividend paid on April 6, 2023 to shareholders of record on March 9, 2023